UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2022 (January 24, 2022)

HCA HEALTHCARE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (615) 344-9551

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	HCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On January 27, 2022, HCA Healthcare, Inc. (the “Company”) issued a press release announcing, among other matters, its results of operations for the fourth quarter and year ended December 31, 2021, the text of which is set forth as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2022, the Company’s Board of Directors (the “Board”), based on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Andrea B. Smith to the Company’s Board effective January 26, 2022, increasing the number of directors on the Board from 10 to 11. Ms. Smith will serve on the Board’s Audit and Compliance Committee and Patient Safety and Quality of Care Committee.

Ms. Smith was appointed to the Board pursuant to the Company’s Amended and Restated Certificate of Incorporation, which provides that a majority of directors on the Board may determine the number of directors which shall constitute the Board and that the Board may fill a newly created directorship resulting from any increase in the number of directors on the Board. There is no arrangement or understanding between Ms. Smith and any other person pursuant to which Ms. Smith was selected as a director on the Board, nor is Ms. Smith a member of the family of any executive officer of the Company or of any other director on the Board. There have been no transactions, proposed or otherwise, in which Ms. Smith participated or will participate that would be required to be disclosed herein pursuant to Item 404(a) of Regulation S-K. Ms. Smith will participate in the compensation program the Company maintains for its non-management directors, which compensation program was described in the Proxy Statement the Company filed with the Securities and Exchange Commission on March 19, 2021.

A copy of the press release issued by the Company announcing Ms. Smith’s appointment to the Board is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 27, 2022, the Company issued a press release announcing, among other matters, its results of operations for the fourth quarter and year ended December 31, 2021, the text of which is set forth as Exhibit 99.1.

Item 8.01. Other Events.

On January 27, 2022, the Company announced that its Board of Directors had authorized an additional share repurchase program for up to $8 billion of the Company’s outstanding common stock. Repurchases will be made in accordance with applicable securities laws from time to time in the open market, through privately negotiated transactions, or otherwise.

On January 27, 2022, the Company also announced that its Board of Directors had declared a quarterly cash dividend of $0.56 per share of the Company’s common stock. The dividend will be paid on March 31, 2022 to stockholders of record at the close of business on March 17, 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Press Release, dated January 27, 2022

Exhibit 99.2	Press Release, dated January 26, 2022

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC.

By:	/s/ William B. Rutherford
William B. Rutherford
Executive Vice President and Chief Financial Officer

Date: January 27, 2022